EXHIBIT 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), effective as of November 21, 2010 (the “Effective Date”), is entered into by and between MPG Office Trust, Inc., a Maryland corporation (the “REIT”), MPG Office, L.P., a Maryland limited partnership (the “Operating Partnership”), and David L. Weinstein (the “Executive”).

WHEREAS, the REIT and the Operating Partnership (collectively, the “Company”) desire to employ the Executive and to enter into an agreement embodying the terms of such employment; and

WHEREAS, the Executive desires to accept employment with the Company, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Employment Period. Subject to the provisions for earlier termination hereinafter provided, the Executive’s employment hereunder shall be for a term (the “Employment Period”) commencing on the Effective Date and ending on December 31, 2012.

2. Terms of Employment.

(a) Position and Duties.

(i) During the Employment Period, the Executive shall serve as President and Chief Executive Officer of the REIT and the Operating Partnership. Executive shall perform such employment duties as are usual and customary for such positions and shall report directly and solely to the Board of Directors of the REIT (the “Board”). In addition, during the Employment Period, the Company shall cause the Executive to be nominated to stand for re-election to the Board at any meeting of stockholders of the REIT during which any such election is held and the Executive’s term as director will expire if he is not reelected; provided, however, that the Company shall not be obligated to cause such nomination if any of the events constituting Cause (as defined below) have occurred and not been cured. Provided that the Executive is so nominated and is elected to the Board, the Executive hereby agrees to serve as a member of the Board.

(ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially full-time attention and time during normal business hours to the business and affairs of the Company. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) fulfill limited teaching, speaking and writing engagements, (C) manage his personal investments, or (D) serve as a partner with respect to those Belvedere Capital investments which the Executive has disclosed to the Board prior to the Effective Date, in each case, so long as such activities do not significantly interfere or conflict with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement.

(b) Compensation, Benefits, Etc.

(i) Base Salary. During the Employment Period, the Executive shall receive a base salary (the “Base Salary”) of $675,000 per annum, as the same may be increased thereafter pursuant to the Company’s normal practices for its executives. The Base Salary shall be paid at such intervals as the Company pays executive salaries generally. During the Employment Period, the Base Salary shall be reviewed at least annually for possible increase in the Company’s discretion. Any change in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The term “Base Salary” as utilized in this Agreement shall refer to Base Salary as so increased. The parties hereto agree and acknowledge that the compensation payable to the Executive pursuant to this Agreement shall only be subject to withholding taxes (including social security taxes) based on employment from a single employer, and shall not be subject to double taxation as a result of the Executive’s shared employment by the Operating Partnership, the REIT and, if applicable, any subsidiary and/or affiliate thereof.

(ii) Signing Bonus. In addition to the Base Salary, as an inducement for the Executive to accept the position described in this Agreement, the Executive shall receive the following signing bonuses: (A) the Company shall, not later than the Company’s first regular payroll date following the Effective Date, pay the Executive a signing bonus in an amount equal to $250,000, and (B) provided that the Executive remains employed by the Company through the first day of the applicable calendar quarter, the Company shall pay the Executive an additional signing bonus in quarterly installments (the “Quarterly Signing Bonus”) in an amount equal to $62,500 per quarter with respect to each calendar quarter that occurs during the period commencing on January 1, 2011 and ending on December 31, 2011 and $25,000 per quarter with respect to each calendar quarter that occurs during the period commencing on January 1, 2012 and ending on December 31, 2012. The Executive shall not be entitled to any Quarterly Signing Bonus with respect to any calendar quarter that commences following the termination of his employment with the Company. Any Quarterly Signing Bonus that becomes payable to the Executive hereunder shall be paid within the first three business days of the calendar quarter to which such Quarterly Signing Bonus relates.

(iii) Annual Bonus. Effective commencing with the Company’s 2011 fiscal year, the Executive shall be eligible to earn, for each fiscal year of the Company during the Employment Period, an annual cash performance bonus (an “Annual Bonus”) under the Company’s bonus plan or plans applicable to senior executives. The Executive’s target Annual Bonus shall be 112.5% of his Base Salary (as such Base Salary may be increased) and his maximum Annual Bonus shall be 225% of his Base Salary (as such Base Salary may be increased), but the actual Annual Bonus shall be determined on the basis of the Executive’s and/or the Company’s attainment of performance metrics or a combination of the Company’s attainment of such metrics and the Executive’s attainment of individual objectives, in each case as established by the Compensation Committee of the Board in accordance with the terms and conditions applicable to similarly situated senior executives of the Company under such bonus plan(s). Notwithstanding the foregoing, provided that the Executive remains employed by the Company through December 31, 2011, Executive’s Annual Bonus for the Company’s 2011 fiscal year shall in no event be less than 112.5% of his Base Salary, and the minimum amount of such Annual Bonus shall be paid on or before December 31, 2011. Except as set forth in the preceding sentence, each Annual Bonus shall be paid to the Executive at such time as bonuses are paid to senior executive officers of the Company generally under the Company’s bonus plan(s), but in no event later than the last day of the applicable two and one-half (2 1/2) month short-term deferral period with respect to such Annual Bonus, within the meaning of Treasury Regulation Section 1.409A-1(b)(4) .

(iv) Equity Awards.

(A) Restricted Stock Grant. The Company shall grant the Executive 600,000 shares of restricted common stock of the REIT (the “Restricted Stock Award”). The Restricted Stock Award shall be granted to the Executive on the earlier to occur of the 15th business day after the Effective Date or the date on which the shares subject to the Restricted Stock Award are approved for listing by the New York Stock Exchange. Subject to the Executive’s continued employment with the Company, 50% of the shares subject to the Restricted Stock Award shall vest on each of the first and second anniversaries of the Effective Date. Consistent with the foregoing, the terms and conditions of the Restricted Stock Award shall be set forth in an award agreement (the “Restricted Stock Agreement”) substantially in the form attached hereto as Exhibit A, to be entered into by the Company and the Executive and which shall evidence the grant of the Restricted Stock Award.

(B) Stock Option Grant. The Company shall, on the Effective Date, grant the Executive a non-qualified stock option to acquire 400,000 shares of the REIT’s common stock (the “Stock Option”) under the Second Amended and Restated 2003 Incentive Award Plan of MPG Office Trust, Inc., MPG Office Trust Services, Inc. and MPG Office, L.P. (the “Incentive Plan”) at a per share exercise price equal to the Fair Market Value of a share of the REIT’s common stock on the date of grant (determined in accordance with the Incentive Plan). Subject to the Executive’s continued employment with the Company, the Option shall vest and become exercisable with respect to 50% of the shares subject thereto on each of the first and second anniversaries of the Effective Date. Consistent with the foregoing, the terms and conditions of the Stock Option shall be set forth in an award agreement (the “Stock Option Agreement”) substantially in the form attached hereto as Exhibit B, to be entered into by the Company and the Executive and which shall evidence the grant of the Stock Option.

(C) Director Equity Awards. Any Company stock, options and other equity awards that have been granted to the Executive prior to the Effective Date in connection with his service on the Board shall be subject to accelerated vesting to the same extent and under the same circumstances as apply to the Restricted Stock Award.

(v) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be eligible to participate in all incentive plans (including equity plans), practices, policies and programs, and all savings and retirement plans, practices, policies and programs, in each case that are applicable generally to senior executives of the Company.

(vi) Welfare Benefit Plans. During the Employment Period, the Executive and the Executive’s eligible family members shall be eligible for participation in the welfare benefit plans, practices, policies and programs (including, if applicable, medical, dental, disability, employee life, group life and accidental death insurance plans and programs) maintained by the Company for its senior executives.

(vii) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company applicable to senior executives of the Company.

(viii) Fringe Benefits. During the Employment Period, the Executive shall be entitled to such fringe benefits and perquisites as are provided by the Company to its senior executives from time to time, in accordance with the policies, practices and procedures of the Company.

(ix) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company applicable to its senior executives, which the parties acknowledge is not less than four (4) weeks per calendar year.

3. Termination of Employment.

(a) Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death or Disability during the Employment Period. For purposes of this Agreement, “Disability” shall mean the absence of the Executive from the Executive’s duties with the Company on a full-time basis for 90 consecutive days or for a total of 180 days in any 12-month period, in either case as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative.

(b) Cause. The Company may terminate the Executive’s employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of any one or more of the following events unless the Executive fully corrects the circumstances constituting Cause within a reasonable period of time after receipt of the Notice of Termination (as defined below):

(i) the Executive’s willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties;

(ii) the Executive’s willful commission of an act of fraud or dishonesty resulting in economic, financial or material reputational injury to the Company;

(iii) the Executive’s conviction of, or entry by the Executive of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude;

(iv) a willful breach by the Executive of his fiduciary duty to the Company which results in economic or other injury to the Company; or

(v) the Executive’s willful and material breach of the Executive’s covenants set forth in Section 10(a), (b), or (c) hereof.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of any of the conduct described in Section 3(b) hereof, and specifying the particulars thereof in detail; provided, that if the Executive is a member of the Board, the Executive shall not vote on such resolution nor shall the Executive be counted in determining the “entire membership” of the Board.

(c) Good Reason. The Executive’s employment may be terminated by the Executive for Good Reason (as defined below) or by the Executive without Good Reason. Any termination by the Executive without Good Reason shall be effected by delivery of a written notice of resignation to the Company (the “Notice of Resignation”). The Notice of Resignation shall set forth the date such resignation shall become effective, which date shall, in any event, be at least thirty (30) days (or such lesser number of days as may be determined by the Company in its sole discretion) and no more than such number of days as the Company may determine following the date the Notice of Resignation is delivered to the Company. The Executive’s termination of employment, whether for Good Reason or without Good Reason, shall not be deemed to be a breach of this Agreement.

For purposes of this Agreement, “Good Reason” shall mean the occurrence of any one or more of the following events without the Executive’s prior written consent:

(i) the assignment to the Executive of any duties materially inconsistent with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) hereof, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose (A) any failure of the Company’s stockholders to elect the Executive to the Board, or (B) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(ii) the Company’s reduction (other than in an amount that is immaterial) of the Executive’s Base Salary or Annual Bonus opportunity, each as in effect on the date hereof or as the same may be increased from time to time;

(iii) the Company’s failure to cause the Executive to be nominated by the Board to stand for election to the Board at any meeting of stockholders of the REIT during which any such election is held and whereby the Executive’s term as director will expire if he is not reelected; or

(iv) the Company’s failure to cure a material breach of its obligations under this Agreement after written notice is delivered to the Board by the Executive which specifically identifies the manner in which the Executive believes that the Company has breached its obligations under the Agreement and the Company is given a reasonable opportunity to cure any such breach;

provided, that the Executive’s resignation shall only constitute a resignation for Good Reason hereunder if (x) the Executive provides the Company with a Notice of Termination (as defined below) within 30 days after the initial existence of the facts or circumstances constituting Good Reason, (y) the Company has failed to cure such facts or circumstances within 30 days after receipt of the Notice of Termination, and (z) the Date of Termination (as defined below) occurs no later than 60 days after the initial occurrence of the facts or circumstances constituting Good Reason.

(d) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 13(c) hereof. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

(e) Termination of Offices and Directorships. Upon termination of the Executive’s employment for any reason, except to the extent otherwise determined by the Board in its sole discretion, Executive shall be deemed to have resigned from all offices, directorships and other employment positions, if any, then held with the Company or any other member of the MPG Office Trust Group (as defined below), and shall take all actions reasonably requested by the Company to effectuate the foregoing; provided, however, that in the event of the termination of the Executive’s employment due to the expiration of the Employment Period, any outstanding equity-based awards granted to the Executive in his capacity as a member of the Board shall thereupon vest with respect to that portion of the award that would otherwise have vested had the Executive remained a member of the Board until the next annual meeting of stockholders of the REIT.

4. Obligations of the Company upon Termination.

(a) Without Cause or for Good Reason. Subject to Section 4(d) below, if, during the Employment Period, the Executive incurs a “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service” and the date of the Separation from Service, the “Date of Termination”) during the Employment Period by reason of (1) a termination of the Executive’s employment by the Company without Cause, or (2) a termination of the Executive’s employment by the Executive for Good Reason:

(i) The Executive shall be paid, in a single lump sum payment within 10 days after the date of the Executive’s termination of employment (or earlier, to the extent required by applicable law), the aggregate amount of the Executive’s earned but unpaid Base Salary and accrued but unpaid vacation pay through the date of such termination (the “Accrued Obligations”);

(ii) The Executive shall be paid, in a single lump sum payment on the date of the effectiveness of the Release (defined below), the aggregate amount of (A) any Annual Bonus that, had he remained employed, would otherwise have been paid to the Executive pursuant to Section 2(b)(iii) above for any fiscal year of the Company that ends on or before the Date of Termination (the “Prior Year Bonus”) to the extent not previously paid, and (B) an amount equal to the greater of (x) 100% of the Executive’s annual Base Salary in effect on the Date of Termination, or (y) the amount of Base Salary (at the then-current rate) that would have otherwise been payable to the Executive had he remained employed during the period commencing on the Date of Termination and ending on December 31, 2012;

(iii) The Executive shall be paid, in a single lump sum payment on the date of the effectiveness of the Release, (x) in the event that the Executive’s Separation from Service occurs during the period commencing on January 1, 2011 and ending on or before December 31, 2011, an amount equal to 112.5% of his Base Salary, and (y) in the event that such Separation from Service occurs after December 31, 2011, a pro rata portion of the Annual Bonus for the partial fiscal year in which the Date of Termination occurs in an amount equal to the product of (A) the Annual Bonus calculated as of the

Date of Termination based on the extent to which the financial performance targets applicable to such Annual Bonus (pro rated based on the number of days in such fiscal year through the Date of Termination and as if the entire Annual Bonus was based solely on such financial performance targets for such fiscal year) are actually achieved as of the Date of Termination, and (B) a fraction, the numerator of which shall be the number of days elapsed through the Date of Termination in the fiscal year in which the Date of Termination occurs and the denominator of which shall be 365 (the amount in clause (y), a “Pro-Rated Annual Bonus”);

(iv) To the extent not previously vested as of the Date of Termination, the Restricted Stock Award and the Stock Option will be subject to accelerated vesting pursuant to the terms and conditions set forth in the Restricted Stock Agreement and the Stock Option Agreement, respectively; and

(v) During the period commencing on the Date of Termination and ending on the eighteen month anniversary of the Date of Termination (the “COBRA Period”), provided that the Executive properly elects to receive group health insurance continuation coverage under Section 4980B of the Code and the regulations thereunder (“COBRA”), the Company shall pay directly or reimburse the Executive for premiums for such coverage ; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer’s plans, the Company’s obligations under this Section 4(a)(v) shall be reduced to the extent comparable coverage is actually provided to the Executive and the Executive’s eligible family members, and any such coverage shall be reported by the Executive to the Company. Notwithstanding the foregoing, (A) if any plan pursuant to which the Company is providing such coverage is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Code Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover the Executive under its group health plans, then, in either case, an amount equal to the monthly plan premium payment shall thereafter be paid to the Executive as currently taxable compensation in substantially equal monthly installments over the COBRA Period (or the remaining portion thereof).

Notwithstanding the foregoing, it shall be a condition to the Executive’s right to receive the amounts provided for in Sections 4(a)(ii), 4(a)(iii) and 4(a)(v) above that the Executive execute and deliver to the Company a release of claims in substantially the form attached hereto as Exhibit C (the “Release”) within twenty-one (21) days (or, to the extent required by applicable law, forty-five (45) days) following the Date of Termination and that the Executive not revoke such release within seven (7) days thereafter.

(b) By the Company for Cause or by the Executive Without Good Reason. If the Executive’s employment shall be terminated by the Company for Cause or by the Executive without Good Reason (other than by reason of the Executive’s death or Disability) during the Employment Period, the Company shall have no further obligations to the Executive under this Agreement other than pursuant to Sections 8, 9, 10 and 13(b) hereof, and the obligation to pay to the Executive the Accrued Obligations in cash within 10 days after the Date of Termination (or earlier, to the extent required by applicable law). For the avoidance of doubt, neither (i) the obligations of the Company under the Restricted Stock Agreement, the Stock Option Agreement and or any indemnification agreement between the Company and the Executive, nor (ii) any obligation of the Company to pay or provide accrued or vested benefits to which the Executive may be entitled under the Company’s 401(k), savings and retirement plans and welfare benefit plans as in effect from time to time, shall be deemed “obligations to the Executive under this Agreement” for purposes of this Section 4(b).

(c) Death or Disability. Subject to Section 4(d) below, if the Executive incurs a Separation from Service by reason of the Executive’s death or Disability during the Employment Period:

(i) The Accrued Obligations shall be paid to the Executive’s estate or beneficiaries or to the Executive, as applicable, in cash within 3 business days after the Date of Termination (or earlier, to the extent required by applicable law);

(ii) Any Prior Year Bonus, to the extent not previously paid, shall be paid to the Executive’s estate or beneficiaries or to the Executive, as applicable, in a single lump sum payment not later than the 45th day after the Date of Termination;

(iii) 100% of the Executive’s target Annual Bonus amount, as in effect on the Date of Termination, shall be paid to the Executive’s estate or beneficiaries or to the Executive, as applicable, in cash on the 3rd business day after the Date of Termination;

(iv) To the extent not previously vested as of the Date of Termination, the Restricted Stock Award and the Stock Option will be subject to accelerated vesting pursuant to the terms and conditions set forth in the Restricted Stock Agreement and the Stock Option Agreement, respectively; and

(v) During the COBRA Period, provided that the Executive’s estate or beneficiaries or the Executive, as applicable, properly elects to receive group health insurance continuation coverage under COBRA, the Company shall pay directly or reimburse the Executive’s estate or beneficiaries or the Executive, as applicable, for premiums for such coverage; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer’s plans, the Company’s obligations under this Section 4(c)(v) shall be reduced to the extent comparable coverage is actually provided to the Executive and the Executive’s eligible family members, and any such coverage shall be reported by the Executive to the Company. Notwithstanding the foregoing, (A) if any plan pursuant to which the Company is providing such coverage is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Code Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover the Executive under its group health plans, then, in either case, an amount equal to the monthly plan premium payment shall thereafter be paid to the Executive as currently taxable compensation in substantially equal monthly installments over the COBRA Period (or the remaining portion thereof).

In addition, in the event of the Executive’s death, the Executive’s estate or beneficiaries, as applicable, shall be entitled to benefits pursuant to the Company’s group life insurance policy applicable to the Executive, subject to the terms and conditions thereof. During the Employment Period, such policy shall provide the Executive with eligibility for coverage (including supplemental coverage) at a benefit level equal to at least 100% of his Base Salary, and the premiums for the maximum basic coverage amount (currently $510,000) shall be paid for by the Company.

(d) Short-Term Deferral; Six-Month Delay. It is hereby acknowledged by the parties that this Agreement is intended to provide for severance payments that satisfy the short term deferral exception under Treas. Reg. 1.409A-1(b)(4), and are thus not intended to be deferred compensation under Section 409A of the Code. Notwithstanding the foregoing, no compensation or benefits, including without limitation any severance payments or benefits payable under Section 4 or 5 hereof, shall be paid to the Executive prior to the expiration of the 6-month period following the Executive’s Separation from Service to the extent that the Company reasonably determines, in consultation with the Executive’s counsel, that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such 6-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Executive’s death), the Company shall pay the Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Executive during such period, plus interest credited at the applicable federal rate in effect as of the Date of Termination provided for in Section 7872(f)(2)(A) of the Code.

5. Termination Upon a Change in Control. Subject to Section 4(d) above, if a Change in Control (as defined herein) occurs during the Employment Period and the Executive incurs a Separation from Service by reason of a termination by the Company without Cause or by the Executive for Good Reason, in each case within two (2) years after the effective date of the Change in Control, then the Executive shall be entitled to the payments and benefits provided in Section 4(a) hereof, subject to the terms and conditions thereof (including, without limitation, the requirement that a condition to the Executive’s right to receive the amounts provided for in Sections 4(a)(ii), 4(a)(iii) and 4(a)(v) is that the Executive execute, deliver and not revoke the Release), except that for purposes of this Section 5, in lieu of the Pro-Rated Annual Bonus described in Section 4(a)(iii), the Executive shall be paid, in a single lump sum payment on the effective date of the Release, an amount equal to 100% of the Executive’s target Annual Bonus amount, as in effect on the Date of Termination. In the event of a Change in Control or a Separation from Service described in this Section 5, the Restricted Stock Award and the Stock Option will be subject to accelerated vesting pursuant to the terms and conditions set forth in the Restricted Stock Agreement and the Stock Option Agreement, respectively. For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following events:

(i) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the REIT that represent 35% or more of the combined voting power of the REIT’s then outstanding voting securities, other than

(A) an acquisition of securities by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the REIT or any person controlled by the REIT or by any employee benefit plan (or related trust) sponsored or maintained by the REIT or any person controlled by the REIT, or

(B) an acquisition of securities by the REIT or a corporation owned, directly or indirectly, by the stockholders of the REIT in substantially the same proportions as their ownership of the stock of the REIT, or

(C) an acquisition of securities pursuant to a transaction described in clause (iii) below that would not be a Change in Control under clause (iii).

Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this clause (i): an acquisition of the REIT’s securities by the REIT which causes the REIT’s voting securities beneficially owned by a person or group to represent 35% or more of the combined voting power of the REIT’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 35% or more of the combined voting power of the REIT’s then outstanding voting securities by reason of share acquisitions by the REIT as described above and shall, after such share acquisitions by the REIT, become the beneficial owner of any additional voting securities of the REIT, then such acquisition shall constitute a Change in Control;

(ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election by the REIT’s shareholders, or nomination for election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii) the consummation by the REIT (whether directly involving the REIT or indirectly involving the REIT through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the REIT’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction

(A) which results in the REIT’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the REIT or the person that, as a result of the transaction, controls, directly or indirectly, the REIT or owns, directly or indirectly, all or substantially all of the REIT’s assets or otherwise succeeds to the business of the REIT (the REIT or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) after which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the REIT prior to the consummation of the transaction; or

(iv) approval by the REIT’s shareholders of a liquidation or dissolution of the REIT.

For purposes of clause (i) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the REIT’s shareholders, and for purposes of clause (iii) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the REIT’s shareholders.

6. Expiration of Employment Period. Subject to Section 4(d) above, if the Executive incurs a Separation from Service on or after December 31, 2012 by reason of the expiration of the Employment Period:

(i) the Accrued Obligations shall be paid to the Executive in cash within 3 business days after the date of the Executive’s termination (or earlier, to the extent required by applicable law);

(ii) any Prior Year Bonus, to the extent not previously paid, shall be paid to the Executive in a single lump sum payment not later than the 45th day after the Date of Termination; and

(iii) the Pro-Rated Annual Bonus shall be paid to the Executive in a single lump sum payment on the 60th day after the Date of Termination.

Notwithstanding the foregoing, it shall be a condition to the Executive’s right to receive the amounts provided for in clauses (ii) and (iii) above that the Executive execute and deliver to the Company a Release within twenty-one (21) days (or, to the extent required by applicable law, forty-five (45) days) following the Date of Termination and that the Executive not revoke such release within seven (7) days thereafter.

7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

8. Full Settlement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as expressly provided, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred (within 30 days following the Company’s receipt of an invoice from the Executive), to the full extent permitted by law, all reasonable legal fees and expenses which the Executive or his beneficiaries may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive or his beneficiaries about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code. The preceding sentence shall not apply with respect to any such contest if the court having jurisdiction over such contest determines that the Executive’s claim in such contest is frivolous or maintained in bad faith.

9. Limitation on Payments.

(a) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement (all such payments and benefits being hereinafter referred to as the “Total Payments”), would be subject (in whole or part), to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the Total Payments shall be reduced as set forth herein, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). The Total Payments shall be reduced by the Company in its reasonable discretion in the following order: (A) reduction of any cash severance payments otherwise payable to the Executive that are exempt from Section 409A of the Code, (B) reduction of any other cash payments or benefits otherwise payable to the Executive that are exempt from Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting or payment with respect to any equity award that is exempt from Section 409A of the Code, (C) reduction of any other payments or benefits otherwise payable to the Executive on a pro-rata basis or such other manner that complies with Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting and payment with respect to any equity award that is exempt from Section 409A of the Code, and (D) reduction of any payments attributable to the acceleration of vesting or payment with respect to any equity award that is exempt from Section 409A of the Code.

(b) For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of independent auditors of nationally recognized standing (“Independent Advisors”) selected by the Company, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the Base Amount (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation, and (iii) the value of any non cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

10. Confidential Information; Non-Solicitation and Non-Disparagement.

(a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the REIT, the Operating Partnership, MPG Office Trust Services, Inc., a Maryland corporation, and their respective subsidiaries and affiliates (collectively, the “MPG Office Trust Group”), and each of their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data, including but not limited to customer information and trade secrets of the MPG Office Trust Group, to anyone other than the Company and those designated by it; provided, that if the Executive receives actual notice that the Executive is or may be required by law or legal process to communicate or divulge any such information, knowledge or data, the Executive shall promptly so notify the Company; and provided, further, that the information, knowledge or data subject to this Section 10(a) shall not include information, knowledge or data which becomes available to the Executive following the Date of Termination from a source other than the Company (provided, that such source is not known by the Executive to be subject to another confidentiality agreement with, or other obligation of confidentiality or secrecy to, the Company).

(b) While employed by the Company and, for two (2) years after the Date of Termination, the Executive shall not directly or indirectly solicit, induce, or encourage any employee, consultant, agent, customer, vendor, or other parties doing business with any member of the MPG Office Trust Group to terminate their employment, agency, or other relationship with the MPG Office Trust Group or such member or to cease to render services for or to transfer their business from the MPG Office Trust Group or such member and the Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

(c) The Executive agrees that he will not make any statement, publicly or privately, which disparages or would reasonably be expected to disparage any member of the MPG Office Trust Group or any of their respective employees, officers or directors. The Company agrees that it will cause its officers and directors not to make any statement, publicly or privately, which disparages or would reasonably be expected to disparage the Executive. Notwithstanding the foregoing, this Section 10(c) shall not preclude the Executive or the Company from making any statement to the extent required by law or legal process.

(d) In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement. However, in recognition of the facts that irreparable injury will result to the Company in the event of a breach by the Executive of his obligations under Sections 10(a), (b) or (c) hereof, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor, the Executive acknowledges, consents and agrees that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by the Executive.

11. Successors.

(a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

12. Payment of Financial Obligations. The payment or provision to the Executive by the Company of any remuneration, benefits or other financial obligations pursuant to this Agreement shall be allocated to the Operating Partnership, the REIT and, if applicable, any subsidiary and/or affiliate thereof in accordance with the Employee Sharing and Expense Allocation Agreement, by and between the REIT, the Operating Partnership, and MPG Office Trust Services, Inc., as in effect from time to time.

13. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(b) Arbitration. Except as set forth in Section 10(d) above, any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS/Endispute in Los Angeles, California in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, the Executive and the Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event the Executive and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither the Executive nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

(c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive: at the Executive’s most recent address on the records of the Company, with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn: Marc Trevino, Esq.

If to the REIT or the Operating Partnership:

MPG Office Trust, Inc.

355 S. Grand Ave., Suite 3300

Los Angeles, CA 90071

Attn: General Counsel

with a copy to:

Latham & Watkins LLP

355 S. Grand Ave.

Los Angeles, CA 90071

Attn: Julian Kleindorfer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(d) Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if the Company determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the Exchange Act and the rules and regulations promulgated thereunder, then such transfer or deemed transfer shall not be made to the extent necessary or appropriate so as not to violate the Exchange Act and the rules and regulations promulgated thereunder.

(e) Section 409A of the Code.

(i) To the extent applicable, this Agreement shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may not either be exempt from or compliant with Section 409A of the Code and related Department of Treasury guidance, the Company may, with the Executive’s prior written consent, adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 13(e)(i) does not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, and in any event, no such action shall reduce the amount of compensation that is owed to the Executive under this Agreement without the Executive’s prior written consent.

(ii) To the extent permitted under Section 409A of the Code, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A of the Code and Section 9(c) hereof to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A of the Code.

(iii) To the extent that any payments or reimbursements provided to the Executive under this Agreement, including, without limitation under Section 2(b)(vii) or 2(b)(viii) are deemed to constitute compensation to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed to the Executive reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the Executive’s right to such payments or reimbursement shall not be subject to liquidation or exchange for any other benefit.

(f) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(g) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(h) Prior Employment. The Executive represents and warrants that his acceptance of employment with the Company has not breached, and the performance of his duties hereunder will not breach, any duty owed by him to any prior employer or other person. The Executive further represents and warrants to the Company that (i) the performance of his obligations hereunder will not violate any agreement between him and any other person, firm, organization or other entity, (ii) he is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by him entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement, and (iii) Executive’s performance of his duties under this Agreement will not require him to, and he shall not, rely on in the performance of his duties or disclose to the Company or any other person or entity or induce the Company in any way to use or rely on any trade secret or other confidential or proprietary information or material belonging to any previous employer of Executive.

(i) Recoupment. To the extent required by applicable law or any applicable securities exchange listing standards, any amounts paid or payable under this Agreement (including, without limitation, amounts paid prior to the effectiveness of such law or listing standards) shall be subject to forfeiture, repayment or recapture to the extent required by such applicable law or listing standard.

(j) No Waiver. The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(k) Entire Agreement. As of the Effective Date, this Agreement, together with the Restricted Stock Agreement and the Stock Option Agreement, constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, between the parties concerning the subject matter hereof.

(l) Amendment. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(m) Counterparts. This Agreement and any agreement referenced herein may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, each of the REIT and the Operating Partnership has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

MPG OFFICE TRUST, INC.,
a Maryland corporation

By:	/s/ PAUL M. WATSON
Name: Paul M. Watson
Title: Director

MPG OFFICE, L.P.,
a Maryland limited partnership

By:	MPG Office Trust, Inc.
Its:	General Partner

By:	/s/ PAUL M. WATSON
Name: Paul M. Watson
Title: Director

“EXECUTIVE”

/s/ DAVID L. WEINSTEIN
David L. Weinstein